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                                                                    Exhibit 99.9



                                     CONSENT



         As a person named for appointment to the board of directors of PlanetCAD Inc. following the consummation of the merger described in the Registration Statement on Form S-4 filed by PlanetCAD in May 2002, as amended (the "Form S-4"), I consent to the inclusion of my name and biography in the Form S-4, and I consent to being named for appointment to the board of directors of PlanetCAD.

Date:  July 25, 2002


                                          Signature:   /s/ John W. Sasser
                                                       -------------------------
                                                           John W. Sasser